Spark Networks(R) Reports Second Quarter Financial Results

LOS ANGELES, CA -- (Marketwired - August 08, 2013) - Spark Networks, Inc. (NYSE MKT: LOV)

  Total revenue growth of 17%
  Christian Networks revenue growth of 37%
  Jewish Networks revenue grew for second time since 2008
  10 consecutive quarters of revenue growth
  Average paying subscriber(1) growth of 20% to 302,000

Spark Networks, Inc. (NYSE MKT: LOV), a leader in creating niche-focused brands that build and strengthen the communities they serve, today reported financial results for the second quarter ended June 30, 2013.

Q2 2013 Highlights

                                         Q2 2012          Q2 2013
                                     --------------   --------------
       Revenue                        $15.0 Million    $17.6 Million
       Contribution Margin(2)                   33%              21%
       Net Loss                      $(1.0) Million   $(3.3) Million
       Net Loss Per Share                   $(0.05)          $(0.15)

Management Commentary

"Coming off the best first quarter in our company's history, the second quarter represented another record-breaking one for us," said Greg Liberman, Spark Networks' Chief Executive Officer. "Year-over-year revenue increased for the tenth consecutive quarter, growing 17% to a record $17.6 million and average paying subscribers grew another 20% to exceed the 300,000 threshold for the first time. While our category-leading Christian Networks segment, and its 37% increase in revenue and 43% increase in subscribers, was the biggest driver of that growth, our Jewish Networks segment also played a meaningful role. Jewish Networks' revenue and subscriber bases grew for only the second time since 2008 while maintaining its nearly 90% contribution margin.

"Immediately after our first quarter earnings call, we embarked on a multi-city roadshow that culminated in a successful follow-on offering. Not only did we raise approximately $12 million of primary proceeds but, with the addition of the secondary shares in the offering, we were also able to increase our liquidity profile post-offering, as reflected by both our increased average daily trading volume and average daily trading value. The follow-on offering also served as a catalyst for expanding our institutional investor base, as we added a number of terrific new stockholders. Going forward, we remain confident in the long-term growth prospects of our business and look forward to further expanding investor awareness of Spark Networks."

Q2 2013 Financial Results

Revenue was $17.6 million, an increase of 17% compared to $15.0 million in the second quarter of 2012. The Christian Networks segment was the primary driver of that growth.

Contribution(3) was $3.8 million, a decrease of 23% compared to $4.9 million in the second quarter of 2012.

Total cost and expenses were $20.8 million, an increase of 28% compared to $16.2 million in the second quarter of 2012. The higher costs primarily reflect a $3.7 million increase in Christian Networks direct marketing expenses, reflecting the company's continued focus on meaningfully growing its subscriber base in this segment.

Net loss was $3.3 million, or $0.15 per share, compared to a net loss of $1.0 million, or $0.05 per share, in the second quarter of 2012.

Adjusted EBITDA(4) was a loss of $2.3 million, compared to a loss of $592,000 in the second quarter of 2012.

Average paying subscribers for the Jewish Networks, Christian Networks and Other Networks segments were 302,268, an increase of 20% compared to 250,934 in the second quarter of 2012.

Balance Sheet, Cash, Debt
As of June 30, 2013, the Company had cash and cash equivalents of $18.4 million, an increase of 76% from $10.5 million at December 31, 2012. As of June 30, 2013, the Company had no outstanding debt.

                            SPARK NETWORKS, INC.
                     SEGMENT(5) RESULTS FROM OPERATIONS
           (in thousands except subscriber and ARPU information)

                                                                        Q2
                                                                       '13
                                                                      v. Q2
                     Q2 2012   Q3 2012   Q4 2012   Q1 2013   Q2 2013   '12
                    --------  --------  --------  --------  --------  -----

Net Revenue
Jewish Networks     $  6,452  $  6,385  $  6,617  $  6,452  $  6,460    0.1%
Christian Networks     7,505     8,495     8,721     9,908    10,260   36.7%
Other Networks           995       903       836       815       775  -22.1%
Offline & Other
 Businesses               94        88        97        88        86   -8.5%
                    --------  --------  --------  --------  --------  -----
  Total Net Revenue $ 15,046  $ 15,871  $ 16,271  $ 17,263  $ 17,581   16.8%

Direct Mktg. Exp.
Jewish Networks     $    647  $    829  $    834  $    751  $    776   19.9%
Christian Networks     9,205    10,920    11,480    11,722    12,866   39.8%
Other Networks           251       213       201       199       152  -39.4%
Offline & Other
 Businesses               37        29        69        26        31  -16.2%
                    --------  --------  --------  --------  --------  -----
  Total Direct
   Mktg. Exp.       $ 10,140  $ 11,991  $ 12,584  $ 12,698  $ 13,825   36.3%

Contribution
Jewish Networks     $  5,805  $  5,556  $  5,783  $  5,701  $  5,684   -2.1%
Christian Networks    (1,700)   (2,425)   (2,759)   (1,814)   (2,606) -53.3%
Other Networks           744       690       635       616       623  -16.3%
Offline & Other
 Businesses               57        59        28        62        55   -3.5%
                    --------  --------  --------  --------  --------  -----
  Total
   Contribution     $  4,906  $  3,880  $  3,687  $  4,565  $  3,756  -23.4%

Average Paying
 Subs.
Jewish Networks       84,348    84,650    85,736    85,200    84,487    0.2%
Christian Networks   137,768   154,747   168,394   186,896   196,598   42.7%
Other Networks        28,818    26,678    25,130    23,435    21,183  -26.5%
                    --------  --------  --------  --------  --------  -----
  Total Avg. Paying
   Subs.(6)          250,934   266,075   279,260   295,531   302,268   20.5%

ARPU
Jewish Networks     $  24.77  $  24.61  $  24.93  $  24.86  $  25.15    1.5%
Christian Networks     17.13     17.26     16.43     16.84     16.55   -3.4%
Other Networks         10.36     10.61     10.36     10.84     11.49   10.9%
                    --------  --------  --------  --------  --------  -----
  Total ARPU(7)     $  18.92  $  18.93  $  18.49  $  18.68  $  18.60   -1.7%

Investor Conference Call
The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Toll-Free (United States): 1-877-407-0789
International: 1-201-689-8562

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website at www.spark.net or by clicking http://investor.spark.net.

A replay will begin approximately three hours after completion of the call and run until August 22, 2013.

Replay
Toll-Free (United States): 1-877-870-5176
International: 1-858-384-5517
Passcode: 418527

Safe Harbor Statement:
This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:
The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

(1) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(3) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing.

(4) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for an inter-company loan and the income (loss) recognized from non-cash assets received in connection with a legal judgment.

(5) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The Christian Networks segment consists of the Company's ChristianMingle.com, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net, ChristianDating.com, DailyBibleVerse.com and Faith.com Web sites. The Other Networks segment consists of Spark.com and related other general market Web sites as well as other properties which are primarily composed of sites targeted towards various religious, ethnic, geographic and special interest groups. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

(6) Total Average Paying Subscribers excludes results from the Company's HurryDate business due to its relative size.

(7) ARPU is defined as average revenue per user per month. Total ARPU excludes results from the Company's HurryDate business due to its relative size.

               (Consolidated financial statements to follow)

                            SPARK NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share data)

                                                 December 31,    June 30,
                                                 ------------  ------------
                                                     2012          2013
                                                 ------------  ------------
Assets                                                          (unaudited)
Current assets:
  Cash and cash equivalents                      $     10,458  $     18,407
  Restricted cash                                       1,232         1,363
  Accounts receivable                                   1,510         1,330
  Deferred tax asset, net - current                         8            10
  Prepaid expenses and other                              861         1,455
                                                 ------------  ------------
    Total current assets                               14,069        22,565
Property and equipment, net                             3,133         3,623
Goodwill                                                8,861         9,029
Intangible assets, net                                  2,143         2,147
Deferred tax asset, net - non-current                       5             4
Other assets                                              153           328
                                                 ------------  ------------
    Total assets                                 $     28,364  $     37,696
                                                 ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                               $      1,093  $      1,263
  Accrued liabilities                                   5,339         4,512
  Deferred revenue                                      8,128         9,024
  Deferred tax liability - current                        257           257
                                                 ------------  ------------
    Total current liabilities                          14,817        15,056
Deferred tax liability - non-current                    1,413         1,582
Other liabilities                                         588         1,438
                                                 ------------  ------------
    Total liabilities                                  16,818        18,076
Commitments and contingencies
Stockholders' equity:
Authorized capital stock consists of 100,000,000
 shares of Common Stock, $0.001 par value; issued
 and outstanding: 23,574,416 shares at June 30,
 2013 and 20,945,364 shares at December 31, 2012:          21            24
  Additional paid-in-capital                           54,857        69,122
  Accumulated other comprehensive income                  712           734
  Accumulated deficit                                 (44,044)      (50,260)
                                                 ------------  ------------
  Total stockholders' equity                           11,546        19,620
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $     28,364  $     37,696
                                                 ============  ============

                            SPARK NETWORKS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share data)

                                      Three Months Ended   Six Months Ended
                                           June 30,            June 30,
                                      ------------------  ------------------
                                        2012      2013      2012      2013
                                      --------  --------  --------  --------

Revenue                               $ 15,046  $ 17,581  $ 29,601  $ 34,844

Cost and expenses:
  Cost of revenue (exclusive of
   depreciation shown separately
   below)                               10,976    14,770    22,824    28,427
  Sales and marketing                      983     1,287     1,956     2,549
  Customer service                         622       688     1,235     1,391
  Technical operations                     355       267       705       599
  Development                              844       793     1,690     1,584
  General and administrative             2,052     2,274     4,290     5,208
  Depreciation                             413       472       816       925
  Amortization of intangible assets          -         -        13         -
  Impairment of long-lived assets            -       265         -       265
                                      --------  --------  --------  --------
Total cost and expenses                 16,245    20,816    33,529    40,948

Operating loss                          (1,199)   (3,235)   (3,928)  (6,104)
Interest expense (income) and other,
 net                                       113       (43)      (14)     (96)
                                      --------  --------  --------  --------
Loss before income taxes                (1,312)   (3,192)   (3,914)  (6,008)

(Benefit) provision for income taxes      (311)       84    (1,200)      208
                                      --------  --------  --------  --------
Net loss                              $ (1,001) $ (3,276) $ (2,714) $(6,216)
                                      ========  ========  ========  ========

Net loss per share--basic and diluted $  (0.05) $  (0.15) $  (0.13) $ (0.29)
                                      ========  ========  ========  ========
Weighted average shares outstanding -
 basic and diluted                      20,625    22,485    20,611    21,745
                                      ========  ========  ========  ========

                                        Three Months       Six Months
   Stock-based compensation:           Ended June 30,    Ended June 30,
   (in thousands)
                                        2012     2013     2012     2013
                                      -------  -------  -------  -------
   Cost of revenue                    $     2  $     -  $     4  $     -
   Sales and marketing                     18       37       38       71
   Customer service                         1        -        1        -
   Technical operations                    30        1       60        2
   Development                             10        3       21        7
   General and administrative             138      153      279      302

Reconciliation of Net Loss to Adjusted
 EBITDA:                                   Three Months       Six Months
(in thousands)                            Ended June 30,     Ended June 30,
                                         ----------------  ----------------
                                           2012     2013     2012     2013
                                         -------  -------  -------  -------

Net loss                                 ($1,001) ($3,276) ($2,714) ($6,216)
Interest                                      15       19       27       34
Taxes                                       (311)      84   (1,200)     208
Depreciation                                 413      472      816      925
Amortization                                   -        -       13        -
                                         -------  -------  -------  -------
EBITDA                                      (884)  (2,701)  (3,058)  (5,049)
Stock-based compensation                     199      194      403      382
Impairment of long-lived assets                -      265        -      265
Non-cash currency translation adjustments    244      (37)     119     (116)
Non-repetitive property possession          (151)       -     (151)       -
                                         -------  -------  -------  -------
Adjusted EBITDA                            ($592) ($2,279) ($2,687) ($4,518)
                                         =======  =======  =======  =======

For More Information
Investors:
Addo Communications
Laura Bainbridge, Kimberly Esterkin
laurab@addocommunications.com
kimberlye@addocommunications.com
310-829-5400